UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

TREX COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2007, Trex Company, Inc. (the “Company”) entered into a First Amendment to Security Agreement, dated as of and effective as of September 30, 2007, with Branch Banking and Trust Company, as Collateral Agent and Senior Secured Party, and JPMorgan Chase Bank, N.A., as Junior Secured Party. Pursuant to such First Amendment to Security Agreement, JPMorgan Chase Bank, N.A., as “Issuing Bank” and “Administrative Agent” under that certain Reimbursement and Credit Agreement, dated as of December 1, 2004, with the Company was granted a subordinate security interest in the Company’s inventory and accounts receivable.

On November 20, 2007, the Company entered into a First Amendment to Land Deed of Trust, dated as of and effective as of September 30, 2007, with JPMorgan Chase Bank, N.A., as Beneficiary and Secured Party, and the Trustee therein named for the benefit of such Beneficiary. Pursuant to such First Amendment to Land Deed of Trust, the security interest granted to the Secured Party was modified to attach to all “Personalty” and “Fixtures” as defined therein (excluding inventory) located at the Company’s Olive Branch facility on November 1, 2007. Prior to the effectiveness of such First Amendment to Land Deed of Trust, the security interest of the Secured Party extended only to Personalty and Fixtures located at such facility that were purchased with the proceeds of the “Bonds” described in the Land Deed of Trust.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: November 23, 2007	/s/ William R. Gupp
William R. Gupp
Vice President and General Counsel

3